Exhibit 99.1

PROS HOLDINGS, INC. REPORTS THIRD QUARTER 2012 FINANCIAL RESULTS

•	Third quarter revenue of $29.9 million, exceeding the high end of guidance, an increase of 19% over the third quarter of 2011.

•	GAAP operating income of $1.8 million for the third quarter.

•	Non-GAAP operating income for the third quarter was $4.3 million.

•	GAAP earnings per share for the third quarter of $0.05, and non-GAAP earnings per share of $0.11.

HOUSTON, Texas – November 1, 2012 — PROS Holdings, Inc. (NYSE: PRO), a world leader in pricing and revenue management software, today announced financial results for the third quarter ended September 30, 2012.

Total revenue for the third quarter of 2012 was $29.9 million and represented an increase of 19% over the third quarter of 2011, exceeding the high end of our guided range.

CEO Andres Reiner stated, “Our results this quarter exceeded expectations as the market increasingly recognizes our ability to improve sales effectiveness through our big data applications.  We have successfully extended our big data science expertise to more than 30 sub-industries, resulting in an expanding set of customers looking to PROS to increase sales performance.  The strong momentum we are seeing in our business is enabling us to raise our guidance for the full year.”

For the quarter ended September 30, 2012, GAAP operating income was $1.8 million, compared with $2.7 million in the third quarter of 2011. GAAP net income in the quarter was $1.4 million, or $0.05 per share, compared with $1.9 million, or $0.07 per share, in the third quarter of 2011.

For the quarters ended September 30, 2012 and 2011, non-GAAP operating income was $4.3 million, respectively. Non-GAAP net income for the third quarter of 2012 was $3.2 million, or $0.11 per share, compared with $3.0 million, or $0.11 per share, in the third quarter of 2011.

Recent Business Highlights

•	Signed new customers across several industries, such as Hewlett Packard, Ecolab, Nexidia and Zimmer, among others.

•	Continued to set the pace of innovation in big data software with new capabilities that help companies improve sales effectiveness, such as intelligent quoting for large bid and tender deals.

•
Achieved another level of product certifications from SAP for integration of PROS Pricing Solution Suite with SAP ERP and SAP CRM, continuing to provide the most complete and seamless integration experience.

Executive Vice President and Chief Financial Officer Charles Murphy stated, “We are pleased with our third quarter performance with revenue increasing 19% period over period and non-GAAP EPS of 11 cents.  Our strong performance, especially given the challenging macroeconomic environment, was the result of continued execution of our growth strategies which also provides us with confidence to slightly increase our revenue expectations for the full year to the range of $116.5 to $117.1 million, which represents approximately 21% growth from 2011 at the midpoint.   Our balance sheet remains strong with $72.6 million in cash and continued positive cash flow.  We also plan to continue on our stated path of investing in support of the growth of the business in order to capture the opportunity we see in front of us while continuing to deliver solid profitability.”

The attached table provides a reconciliation of GAAP to non-GAAP income from operations and net income as well as net income per share available to common stockholders for the quarter and nine months ended September 30, 2012 and 2011.

Financial Outlook

Based on information as of today, PROS anticipates the following:

•
Total revenue for the fourth quarter of 2012 in the range of $31.4 million to $32.0 million and total revenue for the full year ending December 31, 2012 in the range of $116.5 million to $117.1 million

•	GAAP income from operations of $1.5 million to $2.0 million and GAAP earnings per share of $0.02 to $0.03 for the fourth quarter of 2012

•
Non-GAAP income from operations of $4.2 million to $4.7 million and non-GAAP earnings per share of $0.09 to $0.10, which exclude estimated non-cash share-based compensation charges of approximately $2.7 million for the fourth quarter of 2012

•	GAAP and non-GAAP estimated tax rate of approximately 45% and 35%, respectively, for the fourth quarter of 2012

•	Estimated weighted average of 28.8 million diluted shares outstanding for the fourth quarter of 2012
Conference Call
In conjunction with this announcement, PROS Holdings, Inc. will host a conference call on November 1, 2012, at 4:30 p.m. (ET) to discuss the company’s financial results. To access this call, dial (866) 831-6272 (domestic) or (617) 213-8859 (international). The pass code for the call is 86324529. Additionally, a live webcast of the conference call will be available in the “Investor Relations” section of the Company’s web site at www.prospricing.com.

Following the conference call, a replay will be available at (888) 286-8010 (domestic) or (617) 801-6888 (international). The replay pass code is 97602711. An archived web cast of this conference call will also be available in the “Investor Relations” section of the Company’s web site at www.prospricing.com.

About PROS

PROS Holdings, Inc. (NYSE: PRO) is a leading provider of prescriptive pricing and revenue management software for companies in the manufacturing, distribution, services and travel industries. PROS gives customers far greater confidence and agility in their pricing strategies by providing data-driven insights into transaction profitability, forecasting demand, recommending optimal prices for each product and deal, and streamlining pricing processes with enhanced controls and compliance. With more than $460 billion in revenues under management, PROS has implemented more than 500 solutions in more than 50 countries. The PROS team comprises more than 600 professionals, including 100 with advanced degrees and 25 with Ph.D.s. To learn more, visit www.prospricing.com.

Forward-looking Statements

This press release contains forward-looking statements, including statements about PROS’ momentum and future financial performance, positioning of PROS, in the enterprise and mid-market sectors, the confidence and optimism of PROS management, customer successes, the growth and reach of PROS’ reseller network, awareness of PROS pricing optimization solutions, the demands for PROS solutions, the predictability of the PROS business and PROS’ effective tax rate and the continued reinstatement of the R&E tax credit. The forward-looking statements contained in this press release are based upon PROS’ historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include risks related to: (a) the impact that a slowdown in the world or any particular economy has on PROS’ business sales cycles, prospects’ and customers’ spending decisions and timing of implementation decisions, (b) the challenges associated with PROS’ selling its solutions and successfully installing and delivering the products and services, (c) the difficulties and risks associated with developing and selling complex new products and enhancements with the technical specifications and functionality desired by customers, (d) the risk that the market for PROS’ pricing and margin optimization software does not grow as anticipated, (e) the difficulties of making accurate estimates necessary to complete a project and recognize revenue and risk that PROS’ revenue model will not continue to provide predictability of the PROS business, (f) the risk that PROS’ will not be able to maintain historical maintenance renewal rates, (g) personnel and other risks associated with growing a business generally (h) the risk that modification or negotiation of contractual arrangements will be necessary during PROS’ implementations of its solutions, (i) the impact of currency fluctuations on PROS’ results of operations, (j) the risk that reseller and other relationships do not increase sales of PROS’ solutions and (k) civil and political unrest in regions in which PROS’ operate. Additional information relating to the uncertainty affecting the PROS business are contained in PROS’ filings with the Securities and Exchange Commission.  These forward-looking statements represent PROS’ expectations as of the date of this press release.  Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
PROS has provided in this release certain financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP income from operations, net income and diluted earnings per share. PROS uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating PROS’ ongoing operational performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release. PROS use of non-GAAP financial measures may not be consistent with the presentations by similar companies in PROS industry.

Investor Contact:
PROS Investor Relations
Staci Strauss-Mortenson
646-277-1200
Staci.Mortenson@icrinc.com

Media Contact:
PROS Public Relations
Yvonne Donaldson
713-335-5310
ydonaldson@prospricing.com

PROS Holdings, Inc.

Condensed Consolidated Balance Sheets
(In thousands, except share amounts)
(Unaudited)

	September 30, 2012	December 31, 2011
Assets:
Current assets:
Cash and cash equivalents	$72,644	$68,457
Accounts and unbilled receivables, net of allowance of $860 and $1,130, respectively	46,953	33,864
Prepaid and other current assets	4,816	8,353
Total current assets	124,413	110,674
Restricted cash	329	329
Property and equipment, net	10,698	4,703
Other long term assets, net	5,708	5,553
Total assets	$141,148	$121,259
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$5,931	$4,915
Accrued liabilities	3,881	1,667
Accrued payroll and other employee benefits	5,913	4,790
Deferred revenue	37,957	33,094
Total current liabilities	53,682	44,466
Long-term deferred revenue	2,774	2,850
Total liabilities	56,456	47,316
Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized none issued	—	—
Common stock, $0.001 par value, 75,000,000 shares authorized; 31,872,766 and 31,432,430 shares issued, respectively; 27,455,181 and 27,014,845 shares outstanding, respectively	32	31
Additional paid-in capital	85,139	77,934
Treasury stock, 4,417,585 common shares, at cost	(13,938)	(13,938)
Accumulated other comprehensive loss	(11)	(11)
Retained earnings	13,470	9,927
Total stockholders’ equity	84,692	73,943
Total liabilities and stockholders’ equity	$141,148	$121,259

PROS Holdings, Inc.
Condensed Consolidated Statements of Comprehensive Income
(In thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2012	2011	2012	2011
Revenue:
License and implementation	$19,494	$16,560	$55,466	$45,435
Maintenance and support	10,419	8,648	29,602	24,964
Total revenue	29,913	25,208	85,068	70,399
Cost of revenue:
License and implementation	6,547	4,755	18,090	14,221
Maintenance and support	2,122	1,578	6,017	4,931
Total cost of revenue	8,669	6,333	24,107	19,152
Gross profit	21,244	18,875	60,961	51,247
Operating expenses:
Selling, marketing, general and administrative	12,383	9,352	34,524	26,320
Research and development	7,049	6,843	20,518	18,952
Income from operations	1,812	2,680	5,919	5,975
Other (expense) income, net	(15)	(90)	(121)	(33)
Income before income tax provision	1,797	2,590	5,798	5,942
Income tax provision	441	658	2,256	1,713
Net income	$1,356	$1,932	$3,542	$4,229
Net earnings per share:
Basic	$0.05	$0.07	$0.13	$0.16
Diluted	$0.05	$0.07	$0.13	$0.15
Weighted average number of shares:
Basic	27,426,269	26,928,195	27,322,940	26,783,812
Diluted	28,362,582	27,842,057	28,320,181	27,689,804

PROS Holdings, Inc.

Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	For the Nine Months Ended September 30,
	2012	2011
Operating activities:
Net income	$3,542	$4,229
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	1,546	1,189
Share-based compensation	6,962	5,008
Excess tax benefits on share-based compensation	(1,715)	(1,241)
Tax benefit from share-based compensation	1,621	1,210
Deferred income tax	344	(521)
Provision for doubtful accounts	(257)	(2)
Changes in operating assets and liabilities:
Accounts and unbilled receivables	(12,832)	(336)
Prepaid expenses and other assets	3,276	(2,027)
Accounts payable	137	2,087
Accrued liabilities	2,334	326
Accrued payroll and other employee benefits	1,123	1,875
Deferred revenue	4,788	(712)
Net cash provided by operating activities	10,869	11,085
Investing activities:
Purchases of property and equipment	(6,769)	(1,932)
Increase in restricted cash	—	(36)
Increase in short-term investment	—	73
Net cash used in investing activities	(6,769)	(1,895)
Financing activities:
Exercise of stock options	1,033	1,737
Excess tax benefits on share-based compensation	1,715	1,241
Tax withholding related to net share settlement of restricted stock units	(2,411)	(1,610)
Debt issuance costs related to credit facility	(250)	—
Net cash provided by financing activities	87	1,368
Net increase in cash and cash equivalents	4,187	10,558
Cash and cash equivalents:
Beginning of period	68,457	55,845
End of period	$72,644	$66,403

PROS HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars and shares in thousands, except per share data)
(Unaudited)

We use these non-GAAP financial measures to assist in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends of the ongoing business due to the uniqueness of these charges.

	For the Three Months		Quarter over	For the Nine Months		Year over
	Ended September 30,		Quarter	Ended September 30,		Year
	2012	2011	% change	2012	2011	% change
GAAP gross profit	$21,244	$18,875	13%	$60,961	$51,247	19%
Non-GAAP adjustment:
GAAP share-based compensation	335	282		966	894
Non-GAAP gross profit	$21,579	$19,157	13%	$61,927	$52,141	19%
Non-GAAP gross margin	72.1%	76.0%		72.8%	74.1%

GAAP selling, marketing, general and administrative	$12,383	$9,352	32%	$34,524	$26,320	31%
Non-GAAP adjustment:
GAAP share-based compensation	1,662	967		4,565	2,971
Non-GAAP selling, marketing, general and administrative	$10,721	$8,385	28%	$29,959	$23,349	28%

GAAP research and development	$7,049	$6,843	3%	$20,518	$18,952	8%
Non-GAAP adjustment:
GAAP share-based compensation	493	398		1,431	1,143
Non-GAAP research and development	$6,556	$6,445	2%	$19,087	$17,809	7%

Income from operations	$1,812	$2,680	(32)%	$5,919	$5,975	(1)%
Non-GAAP adjustment:
GAAP share-based compensation	2,490	1,647		6,962	5,008
Non-GAAP income from operations	$4,302	$4,327	(1)%	$12,881	$10,983	17%
Non-GAAP income from operations % of total revenue	14.4%	17.2%		15.1%	15.6%

GAAP net income	$1,356	$1,932	(30)%	$3,542	$4,229	(16)%
Non-GAAP adjustment:
GAAP share-based compensation	2,490	1,647		6,962	5,008
Tax impact related to non-GAAP adjustments	(691)	(550)		(1,840)	(1,695)
Non-GAAP net income	$3,155	$3,029	4%	$8,664	$7,542	15%

Non-GAAP diluted earnings per share	$0.11	$0.11		$0.31	$0.27

Shares used in computing non-GAAP earnings per share	28,363	27,842		28,320	27,690

Detail of GAAP share-based compensation expense:
Cost of revenue	$335	$282		$966	$894
Selling, marketing, general and administrative	1,662	967		4,565	2,971
Research and development	493	398		1,431	1,143
Total share-based compensation expense	$2,490	$1,647		$6,962	$5,008